FORM 10f-3	FUND:    PaineWebber Small Cap
Fund
Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures

1.	Issuer:  Chart Indust.
2. Date of Purchase:  10/9/97
3. Date offering commenced: 10/9/97
4.	Underwriters from whom purchased:
McDonald & Co.
5.	"Affiliated Underwriter" managing or
participating in syndicate:  PWJ
6.	Aggregate principal amount of
purchase:    42,000
7.	Aggregate principal amount of
offering:     58,800,000
8.	Purchase price (net of fees and
expenses):    21
9.	Initial public offering price:    21
10.	Commission, spread or profit:
	%	$  .69

11.	Have the following conditions been
satisfied?
YES
NO
a. 	The securities are part of an issue
registered under the
Securities Act of 1933 which is being
offered to the public or are
"municipal securities" as defined in
Section 3(a)(29) of the
Securities Exchange Act of 1934.


X

b. 	The securities were purchased prior
to the end of the first full
business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.



X

c. 	The underwriting was a firm
commitment underwriting.
X


d. 	The commission, spread or profit was
reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period.


X

e. 	 (1)  If securities are registered
under the Securities Act of 1933,
the issuer of the securities and its
predecessor have been in
continuous operation for not less than
three years.



X

(2)  If securities are municipal
securities, the issue of securities
has received an investment grade rating
from a nationally
recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
(including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.






X

f.	The amount of such securities
purchased by all of the investment
companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.




X

g.	The purchase price was less than 3%
of the Fund's total assets.
X

h.	No Affiliated Underwriter was a
direct or indirect participant in or
beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated
Underwriter.



X

Approved:    /s/ Donald Jones	Date:
10/9/97


FORM 10f-3	FUND:    PaineWebber Small Cap
Fund

Record of Securities Purchased Under the
Fund's Rule 10f-3 Procedures

1.	Issuer:  Chart Indust.

4. Date of Purchase:  10/9/97

5. Date offering commenced: 10/9/97

4.	Underwriters from whom purchased:
Schroeder & Co..

5.	"Affiliated Underwriter" managing or
participating in syndicate:  PWJ

6.	Aggregate principal amount of
purchase:    525,000

7.	Aggregate principal amount of
offering:     58,800,000

8.	Purchase price (net of fees and
expenses):    21

9.	Initial public offering price:    21

10.	Commission, spread or profit:
	%	$  .69

11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered under the Securities Act of
1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.


____X___


_______
b.	The securities were purchased prior
to the end of the first full business day of the offering at not more than the initial offering price (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.



____X___



_______
c.	The underwriting was a firm
commitment underwriting.
____X___
_______
d.	The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting similar securities during the same period.


____X___


_______
e.	(1)  If securities are registered
under the Securities Act of 1933, the
issuer
of the securities and its predecessor have been in continuous operation for not less than three years.


____X___


_______
(2)  If securities are municipal
securities, the issue of securities has
received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.





___X__





_______
f.	The amount of such securities
purchased by all of the investment
companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.




____X___




_______
g.	The purchase price was less than 3%
of the Fund's total assets.
____X___
_______
h.	No Affiliated Underwriter was a
direct or indirect participant in or
beneficiary
of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.



____X___



_______

Approved:    /s/ Donald Jones	Date:
10/9/9

FORM 10f-3
Registered Domestic Securities
FUND:    PaineWebber Small Cap Fund

1.	Issuer:  Alaska Airlines.

2. Date of Purchase:  12/10/97

3. Date offering commenced: 12/16/97

4.	Underwriters from whom purchased:
Merrill Lynch.

5.	"Affiliated Underwriter" managing or
participating in syndicate:  PaineWebber

6.	Aggregate principal amount or number
of shares  purchased:    255,300

7.	Aggregate principal amount or total
number of shares of offering:  111,000,000

8.	Purchase price (net of fees and
expenses):    37

9.	Initial public offering price:    37

10.	Commission, spread or profit:
	%	$  .95
11.	Have the following conditions been
satisfied?
YES
NO
a.	The securities are part of an issue
registered
under the Securities Act of 1933 that is being offered to the public.



X



___
b.	The securities were purchased prior
to the
end of the first day on which any sales
were
made (or, if a rights offering, the
securities
were purchased on or before the fourth day preceding the day on which the offering terminated).




X




___
c.     The securities were purchased at a
price not
more than the price paid by each other
purchaser in the offering


X


___
d.	The underwriting was a firm
commitment
underwriting.
X
___
e.	The commission, spread or profit was
reasonable and fair in relation to that
being
received by others for underwriting
similar
securities during the same period.


X


___
f.	The issuer of the securities and any
predecessor have been in continuous
operation for not less than three years.


X


___
g.	The amount of such securities
purchased by
all of the investment companies advised by Mitchell Hutchins (or the Fund's Sub-
Adviser,
if applicable) did not exceed 25% of the principal amount of the offering.




X




___
h.	No Affiliated Underwriter was a
direct or
indirect participant in or beneficiary of the sale.


X


___

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated
Underwriter" is
defined as PaineWebber Group Inc. and any of its affiliates, including PaineWebber incorporated. In the case of a Fund advised by a Sub-Advisor, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved:    /s/ Donald Jones	Date:
12/16/97

	If filing more than one
	Page 49, "X" box:            ?
For period ending   July 31, 1998

File number 811-7374


FOR ANNUAL N-SARs ONLY

ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrant's fiscal year.

105.	Fidelity bond(s) in effect at the
end of the period:

	A.	?	Insurer Name:  ICI
Mutual Insurance Co.

	B.	?	Second Insurer:

	C.	?	Aggregate face amount of
coverage for Registrant on all bonds on
which
			it is named as an
insured ($000's omitted)
	$50,000

106.	A.	?	Is the bond part of a
joint fidelity bond(s) shared with other investment companies
			or other entities?
	Y
					Y/N

	B.	?	If the answer to 106A is
"Y" (Yes), how many other investment
companies or other
			entities are covered by
the bond? 		68
			NOTE:  Count each series
as a separate investment company.

107.	A.	?	Does the mandatory
coverage of the fidelity bond have a
deductible?		N
					Y/N

	B.	?	If the answer to 107A is
"Y" (Yes), what is the amount of the
deductible?		$______

108.	A.	?	Were any claims with
respect to this Registrant filed under the
bond during
			the period?		N
					Y/N

	B.	?	If the answer to 108A is
"Y" (Yes), what was the total amount of
such claim(s)?		$______

109.	A.	?	Were any losses incurred
with respect to this Registrant that could
have been filed
			as a claim under the
fidelity bond but were not?		N
					Y/N

	B.	?	If the answer to sub-
item 109A is "Y" (Yes), what was the total
amount of such
			losses?  ($000's
omitted)		$______

110.	A.	?	Are Registrant's
officers and directors covered as officers and directors of
			Registrant under any
errors and omissions insurance policy
owned by the Registrant
			or anyone else?
	Y
					Y/N

	B.	?	Were any claims filed
under such policy during the period with
respect to
			Registrant?		N
					Y/N